Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Pacira Pharmaceuticals, Inc. Reports 2014 Financial Results

Company Will Host Conference Call Today at 9 a.m. ET

PARSIPPANY, N.J., February 24, 2015 — Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) today provided updates on the success of EXPAREL® (bupivacaine liposome injectable suspension) for postsurgical pain in the United States and announced consolidated financial results for the fourth quarter and full year ended December 31, 2014.

“We believe 2014 marked another impressive year of market share growth and clinical data for Pacira,” said Dave Stack, president, chief executive officer and chairman of Pacira. “The continued commercial success of EXPAREL in the marketplace shows that the development of non-opioid platforms to control postsurgical pain fulfills an important unmet medical need, recognizing the significant number of long term opioid abusers who are introduced to opioids in the acute care postsurgical setting. We remain committed to improved patient care by providing access to EXPAREL to as many patients as possible, and we are excited by the opportunity to develop EXPAREL for additional indications over the next few years.”

Recent Highlights

•                  EXPAREL Commercialization: In January, Pacira preannounced EXPAREL net product sales of $59.0 million in the fourth quarter of 2014, an increase of 18 percent over $50.2 million in the third quarter of 2014 and an increase of 93 percent over $30.5 million in the fourth quarter of 2013.

•                  Independent, Physician Initiated Data Continues to Support EXPAREL:  With their experience with EXPAREL since launch in April 2012, physicians continue to initiate their own independent studies with EXPAREL, presenting their results in publications and at premier medical meetings. Leading physicians recently shared their results at the American Society of Anesthesiologists (ASA) in October, the American College of Surgeons (ACS) Clinical Congress in October and the American Association of Hip and Knee Surgeons (AAHKS) in November.

•                  Overview of Pipeline Presented at Analyst & Investor Day: In January, members of the Pacira management team, along with clinical experts, provided an overview of additional EXPAREL indications for nerve block, oral surgery and chronic pain, and announced two DepoFoam-based product candidates, DepoMeloxicam and DepoTranexamic Acid.

•                  Resolution of Warning Letter from OPDP:  In February, Pacira announced resolution of matters pertaining to certain promotional aspects of EXPAREL detailed in a recent Warning Letter from the U.S. Food and Drug Administration’s (FDA) Office of Prescription Drug Promotion (OPDP).

Fourth Quarter 2014 Financial Results

•                  Total revenues were $61.8 million, compared to $33.6 million in the fourth quarter of 2013.

•                  Total operating expenses were $53.9 million, compared to $43.4 million in the fourth quarter of 2013.

•                  Net income was $5.8 million, or $0.16 per share (basic) and $0.14 per share (diluted), compared to a net loss of $12.0 million, or $0.36 per share (basic and diluted), in the fourth quarter of 2013.

•                  Non-GAAP net income was $14.5 million, or $0.40 per share (basic) and $0.35 per share (diluted), compared to a non-GAAP net loss of $7.6 million, or $0.23 per share (basic and diluted), in the fourth quarter of 2013.

•                  Pacira had approximately 36.1 million basic and approximately 41.6 million diluted weighted average shares of common stock outstanding in the fourth quarter of 2014.

Full-Year 2014 Financial Results

•                  Total revenues were $197.7 million, compared to $85.6 million in 2013.

•                  Total operating expenses were $202.8 million, compared to $138.8 million in 2013.

•                  Net loss was $13.7 million, or $0.39 per share (basic and diluted), compared to a net loss of $63.9 million, or $1.93 per share (basic and diluted), in 2013.

•                  Non-GAAP net income was $15.2 million, or $0.43 per share (basic) and $0.37 per share (diluted), compared to a non-GAAP net loss of $45.0 million, or $1.36 per share (basic and diluted), in 2013.

•                  Pacira ended 2014 with cash and cash equivalents, restricted cash, short-term investments and long-term investments (“cash”) of $182.6 million.

•                  Pacira had approximately 35.3 million basic and diluted weighted average shares of common stock outstanding for the full 2014 fiscal year.

2015 Outlook

Pacira is providing full year 2015 guidance for EXPAREL revenues and non-GAAP operating expenses, based on the assumption that it will obtain a nerve block indication by the Prescription Drug User Fee Act (PDUFA) target date of March 5:

•      EXPAREL revenues of $310 million to $330 million, with approximately 10 percent of these projected revenues coming from the pending nerve block indication.

•      Excluding stock-based compensation:

•                  Product gross margin of 72 to 75 percent.

•                  Research and development (R&D) expense of $25 million to $30 million.

•                  Selling, general and administrative (SG&A) expense of $115 million to $125 million.

•      Stock-based compensation of approximately $40 million to $45 million.

Today’s Conference Call and Webcast Reminder

The Pacira management team will host a conference call to discuss the company’s financial results and recent and upcoming developments today, Tuesday, February 24, 2015, at 9 a.m. ET. The call can be accessed by dialing 1-877-845-0779 (domestic) or 1-720-545-0035 (international) ten minutes prior to the start of the call and providing the Conference ID 58501383.

A replay of the call will be available approximately two hours after the completion of the call and can be accessed by dialing 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and providing the Conference ID 58501383. The replay of the call will be available for two weeks from the date of the live call.

The live, listen-only webcast of the conference call can also be accessed by visiting the “Investors & Media” section of the company’s website at investor.pacira.com. A replay of the webcast will be archived on the Pacira website for two weeks following the call.

Non-GAAP Financial Information

This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), non-GAAP net income (loss), because such measures exclude stock-based compensation, loss on early extinguishment of debt and other non-cash charges. These measures supplement our financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of our financial statements by providing greater transparency into the operating performance at Pacira. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. Non-GAAP net income (loss) measures are also unlikely to be comparable with non-GAAP disclosures released by other companies. See a reconciliation of non-GAAP net income (loss) to GAAP net loss below.

The range of gross margin and R&D and SG&A expenditure outlook for 2015 are non-GAAP financial measures because they exclude stock-based compensation charges. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. Non-GAAP financial measures are also unlikely to be comparable with non-GAAP disclosures released by other companies.

About Pacira

Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) is a specialty pharmaceutical company focused on the clinical and commercial development of new products that meet the needs of acute care practitioners and their patients. The company’s current emphasis is the development of non-opioid products for postsurgical pain control, and its lead product, EXPAREL® (bupivacaine liposome injectable suspension), was commercially launched in the United States in April 2012. EXPAREL and two other products have utilized the Pacira proprietary product delivery technology DepoFoam®, a unique platform that encapsulates drugs without altering their molecular structure and then releases them over a desired period of time. Additional information about Pacira is available at www.pacira.com.

About EXPAREL®

EXPAREL (bupivacaine liposome injectable suspension) is indicated for single-dose infiltration into the surgical site to produce postsurgical analgesia. The product combines bupivacaine with DepoFoam, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting in the same fashion as current local anesthetics. By utilizing the DepoFoam platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with a 45% decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information

EXPAREL is contraindicated in obstetrical paracervical block anesthesia. EXPAREL has not been studied for use in patients younger than 18 years of age. Non-bupivacaine-based local anesthetics, including lidocaine, may cause an immediate release of bupivacaine from EXPAREL if administered together locally. The administration of EXPAREL may follow the administration of lidocaine after a delay of 20 minutes or more. Other formulations of bupivacaine should not be administered within 96 hours following administration of EXPAREL. Monitoring of cardiovascular and neurological status, as well as vital signs should be performed during and after injection of EXPAREL as with other local anesthetic products. Because amide-type local anesthetics, such as bupivacaine, are metabolized by the liver, EXPAREL should be used cautiously in patients with hepatic disease. Patients with severe hepatic disease, because of their inability to metabolize local anesthetics normally, are at a greater risk of developing toxic plasma concentrations. In clinical trials, the most common adverse reactions (incidence greater-than or equal to 10%) following EXPAREL administration were nausea, constipation, and vomiting.

Please see the full Prescribing Information for more details available at http://www.exparel.com/pdf/EXPAREL_Prescribing_Information.pdf.

Forward Looking Statements

Any statements in this press release about our future expectations, plans, outlook and prospects, including statements about our expected revenues, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the success of our sales and manufacturing efforts in support of the commercialization of EXPAREL; the rate and degree of market acceptance of EXPAREL; the size and growth of the potential markets for EXPAREL and our ability to serve those markets; our plans to expand the use of EXPAREL to additional indications, including nerve block, oral surgery and chronic pain, as well as pediatrics; the related timing and success of a United States Food and Drug Administration supplemental New Drug Application; our receipt of FDA approval of our nerve block indication; the adverse effects and impacts of FDA warning letters; our plans to evaluate, develop and pursue additional DepoFoam-based product candidates; clinical studies in support of an existing or potential DepoFoam-based product; our plans to continue to manufacture and provide support services for our commercial partners who have licensed DepoCyt(e); our commercialization and marketing capabilities; our and Patheon UK Limited’s ability to successfully and timely construct dedicated EXPAREL manufacturing suites; and other factors discussed in the “Risk Factors” of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in other filings that we periodically make with the SEC. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. Important factors could cause our actual results to differ materially from those indicated or implied by forward-looking statements, and as such we anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Company Contact:

Pacira Pharmaceuticals, Inc.

Jessica Cho, (973) 254-3574

Media Contact:

Pure Communications, Inc.

Susan Heins, (864) 286-9597

(Tables Follow)

Pacira Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	December 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents, restricted cash and short-term investments	$158,167	$73,785
Accounts receivable, net	22,366	14,590
Inventories	29,263	15,557
Prepaid expenses and other current assets	4,461	2,819
Total current assets	214,257	106,751
Long-term investments	24,431	—
Fixed assets, net	60,632	48,182
Goodwill	23,761	10,328
Intangibles, net	403	1,157
Other assets	2,588	3,402
Total assets	$326,072	$169,820
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,758	$3,069
Accrued expenses	28,450	17,885
Convertible senior notes (*)	103,100	98,961
Current portion of royalty interest obligation	276	1,020
Current portion of deferred revenue	1,426	1,008
Total current liabilities	140,010	121,943
Royalty interest obligation	—	226
Deferred revenue	9,508	3,212
Other liabilities	5,409	3,190
Total stockholders’ equity	171,145	41,249
Total liabilities and stockholders’ equity	$326,072	$169,820

(*) The convertible senior notes are contractually due in 2019. However, because of certain conditions that were met during the three months ended December 31, 2014, the note holders can convert any time during the quarter ending March 31, 2015.

Pacira Pharmaceuticals, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues:
EXPAREL	$58,993	$30,535	$188,528	$76,218
DepoCyt(e)	1,837	1,900	4,998	5,738
Collaborative licensing and development revenue	356	243	1,287	972
Royalty revenue	607	886	2,855	2,623
Total revenues	61,793	33,564	197,668	85,551

Operating expenses:
Cost of goods sold	18,968	18,376	77,440	54,772
Research and development	3,886	4,836	18,731	21,560
Selling, general and administrative	31,019	20,172	106,662	62,508
Total operating expenses	53,873	43,384	202,833	138,840
Income (loss) from operations	7,920	(9,820)	(5,165)	(53,289)

Other (expense) income:
Interest income	145	52	382	259
Interest expense	(2,055)	(1,928)	(8,278)	(7,253)
Loss on early extinguishment of debt	—	—	—	(3,398)
Royalty interest obligation	6	(244)	(323)	(623)
Other, net	(41)	(16)	(159)	(47)
Total other expense, net	(1,945)	(2,136)	(8,378)	(11,062)
Income (loss) before income taxes	5,975	(11,956)	(13,543)	(64,351)
Income tax (expense) benefit	(173)	—	(173)	442
Net income (loss)	$5,802	$(11,956)	$(13,716)	$(63,909)

Net income (loss) per share:
Basic net income (loss) per common share	$0.16	$(0.36)	$(0.39)	$(1.93)
Diluted net income (loss) per common share	$0.14	$(0.36)	$(0.39)	$(1.93)
Weighted average common shares outstanding:
Basic	36,079	33,575	35,299	33,182
Diluted	41,571	33,575	35,299	33,182

Pacira Pharmaceuticals, Inc.

Reconciliation of GAAP to Non-GAAP Financial Information

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

GAAP net income (loss)	$5,802	$(11,956)	$(13,716)	$(63,909)

Non-GAAP adjustments:
Stock-based compensation	7,623	3,286	24,822	11,513
Loss on early extinguishment of debt	—	—	—	3,398
Non-cash debt discount amortization	1,035	1,035	4,139	3,959
Total Non-GAAP adjustments	8,658	4,321	28,961	18,870

Non-GAAP net income (loss)	$14,460	$(7,635)	$15,245	$(45,039)

GAAP basic net income (loss) per common share	$0.16	$(0.36)	$(0.39)	$(1.93)
GAAP diluted net income (loss) per common share	$0.14	$(0.36)	$(0.39)	$(1.93)

Non-GAAP basic net income (loss) per common share	$0.40	$(0.23)	$0.43	$(1.36)
Non-GAAP diluted net income (loss) per common share	$0.35	$(0.23)	$0.37	$(1.36)

Weighted average common shares outstanding - basic	36,079	33,575	35,299	33,182
Weighted average common shares outstanding - diluted	41,571	33,575	40,676	33,182